UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 23, 2010

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51786	87-0722777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 N. Scottsdale Road, 6th Floor

Scottsdale, Arizona 85251

(Address of principal executive offices, including zip code)

(480) 822-4429

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The company reports that, as a result of a reorganization of the company’s management team, the role of Chief Operating Officer has been eliminated. Therefore, effective February 23, 2010, Mr. Timothy Murnane, who served as the company’s Executive Vice President and Chief Operating Officer is no longer with the company.

Consistent with the terms of Mr. Murnane’s employment agreement, Mr. Murnane shall receive the following benefits as severance (i) an aggregate amount equal to $390,000, payable over 12 months in accordance with the company’s normal pay practices, (ii) 12 months of acceleration on the vesting of Mr. Murnane’s outstanding equity awards, and (iii) continuing health benefits under the company’s health plan for 12 months from the separation date. Mr. Murnane’s confidentiality and non-competition agreement will remain in effect.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2010

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

By:	/s/ PAUL E. CARTEE
Paul E. Cartee
Senior Vice President and General Counsel